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                                                                    Exhibit 23.3


                         [LETTERHEAD OF MILLIMAN USA]



                                                  September 28, 2001


Re: Anthem Insurance Companies, Inc.


      Consent of Robert H. Dobson, FSA, MAAA, Dale S. Hagstrom, FSA, MAAA,
             Daniel J. McCarthy, FSA, MAAA, and Milliman USA, Inc.


     We consent to the use in this registration statement of Messrs. Dobson, Hagstrom and McCarthy's opinion letter dated June 18, 2001, as Annex A to the prospectus and to the references made to Messrs. Dobson, Hagstrom and McCarthy, to such letter and to Milliman USA, Inc., under the following captions in the prospectus: "The Plan of Conversion--Consideration--Allocation of Shares" and "Experts."



                                      /s/ Robert H. Dobson
                                     ---------------------------------------
                                     Robert H. Dobson, FSA, MAAA
                                     Consulting Actuary


                                      /s/ Dale S. Hagstrom
                                     ---------------------------------------
                                     Dale S. Hagstrom, FSA, MAAA
                                     Consulting Actuary


                                      /s/ Daniel J. McCarthy
                                     ---------------------------------------
                                     Daniel J. McCarthy, FSA, MAAA
                                     Consulting Actuary


                                     MILLIMAN USA, INC.


                                     By: /s/ Daniel J. McCarthy
                                         -----------------------------------
                                         Daniel J. McCarthy
                                         Consulting Actuary